                               WHOLESALING AGREEMENT


     This Agreement dated this _______ day of ___________________, ________ is by and among American Equity Investment Life Insurance Company, an Iowa corporation ("Insurer"), EquiTrust Marketing Services, Inc. ("Distributor") a Delaware corporation which is a registered broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. ("NASD"); ____________________________________ ("Wholesaler"), also a registered broker-dealer with the SEC under the Exchange Act and a member of the NASD; and __________________________________, a licensed insurance agency associated with Wholesaler ("Agency"); and each additional insurance agency, if any, signatory hereto (all such insurance agencies referred to collectively as "Agency").


                                    WITNESSETH:

     WHEREAS, Insurer has appointed Distributor as the principal underwriter and distributor of the variable insurance contracts issued by Insurer, and has agreed with Distributor that Distributor shall be responsible for the recruitment of third parties who will promote the offer and sale of these variable contracts; and

     WHEREAS, Insurer and Distributor on the one hand, and Wholesaler, on the other hand, desire to establish an arrangement whereby Wholesaler will recommend to Distributor and Insurer certain third parties (the "Retailers") who will promote the offer and sale of the variable life insurance and variable annuities issued by Insurer (collectively the "Policies").

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.   APPOINTMENT OF WHOLESALER

Subject to the terms and conditions of this Agreement, Insurer and Distributor hereby authorize and appoint Wholesaler, on a non-exclusive basis, to recommend to Insurer and Distributor Retailers who will promote the offer and sale of Policies. Wholesaler hereby accepts such authorization and appointment on a non-exclusive basis and agrees to use its best efforts to find Retailers acceptable to Insurer who will promote the offer and sale of Policies. Wholesaler acknowledges that no territory is exclusively assigned to Wholesaler hereby, and that Distributor and Insurer may enter into agreements with other third party wholesalers and broker-dealers providing for the sale of the Policies. Further, Wholesaler acknowledges that Insurer and Distributor may enter into agreements with other representatives of a Retailer previously dealing with Wholesaler if such representatives are contracted by other third-party Wholesalers. Further, any compensation as provided for in Section 7 hereof, shall only be based and paid on those Policies written by Retailers during the period that such Retailer is recognized by Insurer as appointed through Wholesaler and during which there is outstanding a valid, binding and enforceable selling agreement between such Retailer, Distributor and Insurer. Without limiting any provision otherwise contained in this Agreement, Wholesaler shall conduct its business in accordance with generally accepted customs and practices of the life insurance industry.

2.   THE POLICIES

The Policies issued by Insurer to which this Agreement applies are listed in Exhibit A, which by this reference is incorporated herein. Exhibit A may be amended from time to time by Insurer. Insurer in its sole discretion and without notice to Wholesaler, may suspend sales of any Policies or may amend any contracts or policies evidencing such Policies if, in Insurer's opinion, such suspension or amendment is: (1) necessary for compliance with federal, state, or local laws, regulations, or administrative order(s); or, (2) necessary to prevent administrative or financial hardship to Insurer. In all other situations, Insurer shall provide 30 days notice to Wholesaler prior to suspending sales of any Policies or amending any contracts or policies evidencing such Policies.

3.   SECURITIES REGISTRATION AND LICENSING

Wholesaler shall, at all times when performing its functions under this Agreement, be either registered as, or a registered representative in good standing with, a securities broker-dealer in good standing with the SEC and NASD and licensed or registered as a securities broker-dealer, or representative, in the states and other local jurisdictions that require such licensing or registration in connection with variable insurance contract sales activities. Any personnel through which Wholesaler acts shall be registered and licensed individually as required. Wholesaler hereby represents and warrants to Distributor it is not currently under investigation, formal or informal, by any securities or insurance regulatory authority.

4.   INSURANCE LICENSING

Wholesaler shall, at all times when performing its functions under this Agreement, be validly licensed as an insurance agent or agency in the states and other local jurisdictions that require such licensing or registration in connection with the Wholesaler's variable life insurance and variable annuity contract sales activities; or, in those states in which Wholesaler cannot or does not obtain a corporate agent's license, shall maintain an ownership interest in, or contractual relationship with, Agency, which shall be validly licensed as an insurance agency in such jurisdiction or jurisdictions. Such contractual relationship shall be set forth in an agreement substantially equivalent to that set forth as Exhibit B. Any personnel through which Wholesaler acts shall be licensed individually as required. Wholesaler shall provide Insurer with a list of all licensed insurance agencies relied upon by Wholesaler to comply with this paragraph and covenants to maintain the completeness and accuracy of such list, and to cause each such agency to become a signatory hereto.

5.   RECOMMENDATION AND ACCEPTANCE OF RETAILERS

Wholesaler will recruit and recommend potential Retailers to sell the Policies. Insurer shall have sole discretion to accept or reject any such recommendation. Acceptance shall occur only upon and by way of execution of a selling agreement between Retailer, Distributor and Insurer .

6.   WHOLESALING SERVICES

Wholesaler shall use its best efforts to provide certain services and support to Retailers to facilitate the offering and selling of Policies. Such activities shall include, but not be limited to, assistance in the appointment of agents; distribution of sales material, newsletters and field service bulletins (subject to Section 12, hereof); assistance with the sales promotional activities with Retailers; and training of sales staff and registered representatives of Retailers with respect to the features of the Policies.

7.   COMPENSATION

Compensation for the services performed in accordance with Section 6 above, will be, pursuant to the terms and conditions in Exhibit C, a percentage of purchase payments made to Insurer on account of Policies issued upon applications procured through Retailers in accordance with this Agreement. Compensation shall be paid to Wholesaler unless applicable state insurance law requires that compensation be paid to Agency. Upon the termination of this Agreement all compensation payable to Wholesaler hereunder shall cease, except that compensation will be paid on premiums accompanying applications obtained by Retailers recruited by Wholesaler and dated prior to such termination. Exhibit C may be amended by Insurer by providing written notice to Wholesaler. Such amendment shall apply only to applications dated after the effective date of such amendment, provided, however, that Insurer reserves the right to apply such amendment with respect to all subsequent premiums and renewal premiums received after the effective date of such amendment. In the event Wholesaler is disqualified from continued registration with the NASD, Insurer shall not be obligated to pay commissions, fees or additional compensation pursuant to this Agreement, the payment of which would represent a violation of NASD rules.

8.   SUPERVISION OF REGISTERED REPRESENTATIVES

Wholesaler, and not Distributor, shall have full responsibility for the training and supervision of all of its own registered persons who are engaged directly or indirectly in the offer or sale of the variable insurance contract hereunder, and all such persons shall be subject to the control of and supervision of Wholesaler with respect to such person's securities-regulated activities, and to the control of Agency with respect to such person's insurance-regulated activities, in connection with the solicitation and sale of and other communication with respect to variable insurance and annuity contracts hereunder. Wholesaler and Agency shall not, solely by virtue of this Agreement, be obligated to supervise the registered representative of any Retailer.

9.   COMPLIANCE WITH NASD CONDUCT RULES AND FEDERAL AND STATE SECURITIES LAWS

Wholesaler shall fully comply with the rules and requirements of the NASD and of the Exchange Act and all other applicable federal or state laws and will establish such rules and procedures as may be necessary to cause diligent supervision of the securities activities of its registered persons. Upon request by Distributor, Wholesaler shall furnish such appropriate records as may be necessary to establish such diligent supervision.

10.  REGULATIONS

All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state, or federal regulatory authorities and with those which may be enacted or adopted during the term of this Agreement regulating the business contemplated hereby in any jurisdiction in which the business described herein is to be transacted, and to provide information or reports with respect to their duties hereunder pursuant to request by any regulatory authority having jurisdiction with respect thereto.

11.  INVESTIGATIONS; CUSTOMER COMPLAINTS

Wholesaler agrees to fully cooperate in any insurance, securities or other regulatory or judicial investigation or proceeding arising in connection with the Policies, Insurer, Distributor, Wholesaler, Agency and/or any of the Retailers recruited by Wholesaler. Wholesaler and Agency shall permit appropriate federal and state insurance and other regulatory authorities to audit their records and shall furnish the foregoing authorities with any information which such authorities may request in order to ascertain whether Wholesaler or Agency is complying with all applicable laws and/or regulations. Wholesaler and Agency agree to cooperate with Insurer in resolving all customer complaints with respect to the Policies, Wholesaler, Agency or any Retailer.

12.  PROSPECTUSES, SALES PROMOTION MATERIAL AND ADVERTISING

Wholesaler shall be provided, without any expense to Wholesaler, with prospectuses relating to the Policies ("Prospectuses") and such other material as Distributor determines to be necessary or desirable for use in connection with sales of the Policies or the recruitment of Retailers. No materials or any advertising relating to the recruitment of Retailers, or the Policies shall be used by Wholesaler unless the specific item has been approved in writing by Distributor prior to such use. In addition, Wholesaler shall not print, publish or distribute any advertisement, circular or any document relating to

Insurer, Distributor or the Policies unless such advertisement, circular, or document shall have been approved in writing by Insurer and Distributor prior to such use. No representations in connection with the recruitment of Retailers, or the sale of the Policies, other than those contained in the currently effective registration statements and Prospectuses for the Policies filed with the SEC, or in the aforesaid approved materials, shall be made by Wholesaler. Wholesaler shall only recruit Retailers who are licensed in states where Policies have been approved by state authorities. Upon termination of this Agreement, all Prospectuses, sales promotion material, advertising, circulars, and documents relating to the recruitment of Retailers, or the sales of the Policies shall be promptly turned over to Insurer free from any claim or retention of rights by the Wholesaler.

13.  BOOKS AND RECORDS

Wholesaler shall maintain the books, accounts, and records as required by applicable laws and regulations. The books, accounts and records of Wholesaler shall clearly and accurately disclose the nature and details of Wholesaler's activities related hereto. Wholesaler shall keep confidential all information obtained pursuant to this Agreement (including, without limitation, names of purchasers of Policies) and shall disclose such information only if Insurer has authorized such disclosure in writing, or if such disclosure is expressly required by applicable federal or state authorities. Distributor shall have access to all books, accounts and records of Wholesaler pertaining to the Policies.

14.  RIGHT OF OFFSET, LIABILITY OF WHOLESALER, AND LEGAL PROCEEDINGS

Wholesaler hereby authorizes Insurer to set off from all amounts otherwise payable to Wholesaler all liabilities of Wholesaler or Retailers to Insurer. Wholesaler shall be jointly and severally liable with Retailers for the payment of all monies due to Insurer which may arise out of this Agreement or any other agreement between Wholesaler, Retailer and Insurer including, but not limited to, any liability for any chargebacks or for any amounts advanced by or otherwise due Insurer hereunder. The determination of the amount of any liabilities shall be at the sole discretion of Insurer. The parties agree Insurer retains the absolute and unilateral right to settle and resolve all claims or causes of action, in its sole discretion, raised or asserted by any person concerning the actions of Wholesaler or Retailers. Wholesaler's joint and several liability shall not be contingent on input by Wholesaler in any such settlements or resolutions. A first lien is hereby reserved to Insurer upon any sums due to Wholesaler from Insurer for the satisfaction of any liability arising pursuant to this Agreement. Insurer and Distributor do not waive any of its other rights to pursue collection of any indebtedness owed by Wholesaler or Retailers to Insurer. In the event Insurer initiates legal action to collect any indebtedness of Wholesaler or Retailers, or their agents, Wholesaler shall reimburse Insurer for reasonable attorney fees and expenses in connection therewith. As used in this Section 14, "Insurer" shall be deemed to refer to, and shall include, all affiliates of Insurer.

15.  INDEMNIFICATION

Insurer and Distributor hereby agrees to indemnify and hold harmless Agency, Wholesaler and each of its affiliates, officers or directors against any losses, expenses (including reasonable attorneys' fees), claims, damages or liabilities to which Agency, Wholesaler or such affiliates, officers or directors becomes subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Insurer's performance, non-performance or breach of this Agreement, or are based upon any untrue statement contained in any registration statement (or any post-effective amendment thereof) or in the Prospectus or any amendment or supplement to the Prospectus.

Wholesaler and Agency hereby agree, jointly and severally, to indemnify and hold harmless Insurer and Distributor and each of their current and former affiliates, directors and officers and each person, if any, who controls or has controlled Insurer or Distributor within the meaning of the federal securities laws, against any losses, expenses (including reasonable attorneys' fees), claims (including, but not limited to, claims for commissions or other compensation), damages or liabilities to which Insurer and Distributor and any such affiliates, director or officer or controlling person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon Wholesaler's or Retailer's recruited by Wholesaler, performance, non-performance, or breach of this Agreement or any other agreement between Wholesaler, Retailer and Insurer including, but not limited to, any unauthorized use of sales materials, any misrepresentations, or any sales practices concerning the Policies.

16.  INTEREST

Any unpaid obligation of Wholesaler to Insurer or Distributor under this Agreement shall accrue interest at the lesser of the rate of fifteen percent per annum, or the maximum interest rate otherwise permitted by applicable law.

17.  LIMITATIONS

Nothing in this Agreement shall be construed as authorizing Wholesaler to incur any indebtedness on behalf of Insurer or Distributor or any of its affiliates. No party other than Insurer and Distributor shall have the authority on behalf of Insurer or Distributor to enter into any selling agreement, or to make, alter, waive or discharge any policy, contract, or certificate issued by Insurer, to waive any forfeiture or to grant, permit, nor extend the time for making any payments nor to guarantee earnings or rates, nor to alter the forms which Insurer may prescribe or substitute other forms in place of those prescribed by Insurer, nor to enter into any proceeding in a court of law or before a regulatory agency in the name of or on behalf of Insurer.

18.  INDEPENDENT CONTRACTORS

Wholesaler, Agency and Retailers are independent contractors with respect to Insurer and Distributor. Nothing contained within this Agreement shall be construed as creating a partnership between the parties hereto. Wholesaler, Agency and their respective agents, representatives, and employees shall not at any time hold themselves out to the public to be employees of Insurer or Distributor.

19.  NOTICES

All notices or communications shall be sent to the address shown below or to such other address as the party may request by giving written notice to the other parties:

          Insurer:

          American Equity Investment Life Insurance Company
          Suite 440
          5000 Westown Parkway
          West Des Moines, Iowa  50266

          Distributor:

          EquiTrust Marketing Services, Inc.
          5400 University Avenue
          West Des Moines IA  50266


          Wholesaler:


          (b) For purpose of communications pertaining to compliance and supervision, Wholesaler hereby designates the following person and address to receive such communications and notices at the following address:


          -------------------------------------------


          -------------------------------------------


          -------------------------------------------


          -------------------------------------------


Wholesaler covenants to promptly notify Insurer and Distributor of any change in such designated person or address.

20.  ENTIRE AGREEMENT

This Agreement is the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings among such parties with respect to such subject matter. No course of dealing, course of performance and no parole evidence of any nature shall be used to supplement or modify any terms hereof, provided, however, any obligation of Wholesaler to Insurer or any of its affiliates pursuant to a prior agreement of any type shall continue as an obligation thereunder.

21.  SEVERABILITY

Any provision of this Agreement which is found to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

22.  AMENDMENT OF AGREEMENT

Insurer and Distributor reserve the right to amend this Agreement at any time, and the receipt of compensation on any Policy written by any Retailer recruited by Wholesaler after notice of any such amendment has been sent to Wholesaler shall constitute the Wholesaler's agreement to any such amendment.

23.  ASSIGNMENT

This Agreement may not be assigned except upon the written consent of all parties; provided, however, that the rights, obligations, duties and responsibilities of Distributor hereunder may be assigned to a properly qualified affiliate of Insurer upon the written consent of Insurer and Distributor.

24.  WAIVER

Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

25.  BINDING EFFECT

This Agreement shall be binding on and shall inure to the benefit of the parties to hereto and their respective successors and assigns; provided that Wholesaler may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Insurer.

26.  GOVERNING LAW

This Agreement shall be construed in accordance with and governed by the laws of the state of Iowa.

27.  TERMINATION

This Agreement may be terminated, without cause, by any party upon thirty (30) days prior written notice; and may be terminated for failure to perform satisfactorily or other cause by any party immediately; and shall be terminated if Insurer or Wholesaler shall cease to be broker-dealers, or a registered representative of such a registered broker-dealer, under the Exchange Act or members in good standing with the NASD. Without limiting the foregoing, Insurer or Distributor may terminate this Agreement if it is determined by Insurer or Distributor, in their sole and absolute discretion, that Wholesaler is not adequately recruiting Retailers or promoting or providing services to facilitate the solicitations for and sales of the Policies. Upon termination of this Agreement, the terms of Sections 8, 11, 12, 13,14, 15, 16, 17 and 26 shall survive and be binding upon the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

INSURER:

By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------


DISTRIBUTOR:

By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------


WHOLESALER:

By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------


AGENCY

By:
   --------------------------------

Name:
     ------------------------------

Title:
      -----------------------------

                                     EXHIBIT A

                                    THE POLICIES




American Equity Life Annuity Account

American Equity Life Variable Account

                                     EXHIBIT B
                         ADMINISTRATIVE SERVICES AGREEMENT
                                      BETWEEN

                              [INSERT BROKER/DEALER].

                                        AND

                             [INSERT INSURANCE AGENCY]


              This Administrative Services Agreement, made as of the _____ day of __________, 199___, by and between ___________________. ("Broker/Dealer"), a corporation organized and existing under the laws of the State of ___________, and _________________________. ("Insurance Agency"), a corporation organized and existing under the laws of the State of ______.

                                    WITNESSETH:

              WHEREAS, Broker/Dealer is a broker/dealer registered with the Securities and Exchange Commission ("SEC");

              WHEREAS, Broker/Dealer desires to market variable insurance product in (_______);

              WHEREAS; variable insurance products may be sold in (_______) only by persons that are licensed insurance agencies;

              WHEREAS; (________) imposes requirements relating to domestic incorporation of insurance agencies that Broker/Dealer cannot satisfy;

              WHEREAS; Insurance Agency is a licensed insurance agency and is associated with Broker/Dealer through stock ownership or contractual arrangement; and

              WHEREAS; Broker/Dealer and Insurance Agency desire to enter into an arrangement for the offer and sale of variable insurance products through common employees and representatives of Broker/Dealer and Insurance Agency that complies with the terms and conditions of the First of America Brokerage Service, Inc. no-action letter issued by the SEC staff (pub. avail Sept. 28, 1995) so that neither Insurance Agency nor its unregistered employees (defined below) will be required to register separately with the SEC as broker/dealers pursuant to Section 15(b) of the Securities Exchange Act of 1934 (the "1934 Act");

              NOW, THEREFORE, in consideration of the mutual covenants, representations and warranties set forth below, the parties hereto agree as follows:


                                     ARTICLE 1
                                    DEFINITIONS

       1.1 DUAL REPRESENTATIVES. Individuals who are registered principals or representatives of Broker/Dealer and licensed insurance agents associated with Insurance Agency.

       1.2    EFFECTIVE DATE.  The date as of which this Agreement is executed.

       1.3 UNREGISTERED EMPLOYEES. Individuals associated with Broker/Dealer or Insurance Agency that do not hold all of the required registrations, licenses and qualifications to sell Variable Products.

       1.4 VARIABLE PRODUCTS. The variable life insurance policies and variable annuity contracts offered from time to time by Broker/Dealer and Insurance Agency in (__________).


                                     ARTICLE 2
                     REPRESENTATIONS, WARRANTIES AND COVENANTS

       2.1 ORGANIZATION AND GOOD STANDING. Each party hereto represents and warrants that it is a corporation duly organized, validly existing and in good standing under the laws of that jurisdiction set forth on page one (1) of this Agreement; has all requisite corporate power to carry on its business as it is now being conducted and is qualified to do business in each jurisdiction in which such qualification is necessary under applicable law.

       2.2 REGISTRATION OF BROKER/DEALER. Broker/Dealer represents and warrants that, at all times when performing its functions and fulfilling its obligations under this Agreement, it is or will be registered as a broker/dealer with the SEC and in each state or other jurisdiction in which Broker/Dealer intends to perform its functions and fulfill its obligations hereunder, if required, and is or will be a member in good standing of the National Association of Securities Dealers, Inc. ("NASD").

       2.3 LICENSING AND APPOINTMENT OF INSURANCE AGENCY. Insurance Agency represents and warrants that, at all times when performing its functions and fulfilling its obligations under this Agreement, it is or will be: (a) licensed to sell Variable Products in each state or other jurisdiction in which Insurance Agency intends to perform its functions and fulfill its obligations hereunder; and (b) appointed by the insurance company issuing the Variable Products.

       2.4 AUTHORIZATION. each party hereto represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action, and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

       2.5 NO CONFLICTS. Each party hereto represents and warrants that the consummation of the transactions contemplated herein, and the fulfillment of the terms of this Agreement, will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of such party, or any indenture, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is bound, or violate any law, or, to the best of such party's knowledge, any order, rule or regulation applicable to such party of any court or of any federal or state regulatory body, administrative agency or any other governmental instrumental having jurisdiction over such party or any of its properties.


                                     ARTICLE 3
                 RESPONSIBILITIES AND OBLIGATIONS OF BROKER/DEALER

       3.1 REGISTRATION OF DUAL REPRESENTATIVES: ASSOCIATED PERSONS. Broker/Dealer shall ensure that each Dual Representative will be registered and qualified as necessary with the NASD and any appropriate state regulatory authority, and will be deemed an associated person of Broker/Dealer within the meaning of Section 3(a)(18) of the 1934 Act.

       3.2 TRAINING AND SUPERVISION. Broker/Dealer, through its designated principals or members of its staff authorized to supervise employees, shall train, supervise, control, and assume responsibility for all of the securities activities of the Dual Representatives in connection with the offer and sale of Variable Products.

       3.3 CONDUCT MANUALS TO UNREGISTERED EMPLOYEES. Broker/Dealer shall provide conduct manuals to be given to Unregistered Employees of Insurance Agency that specify the limitations on their permissible activities, as set forth below in Section 4.4. Insurance Agency shall provide such conduct manuals to its Unregistered Employees. A form of such manual is attached hereto as EXHIBIT A.

       3.4 SUPERVISORY PROCEDURES TO DUAL REPRESENTATIVES. Broker/Dealer shall require Dual Representatives to adhere to the policies and procedures contained in Broker/Dealer's written Supervisory Procedures for registered representatives, and Broker/Dealer shall monitor their compliance in this regard.

       3.5 COMPLIANCE WITH APPLICABLE LAW. Broker/Dealer shall comply, and shall require that the Dual Representatives comply, with all applicable statutory and regulatory requirements of the federal and state securities laws, rules, regulations and regulatory policies and all applicable NASD rules and regulatory policies.

       3.6 ADVERTISEMENTS AND PROMOTIONAL MATERIALS. Neither Broker/Dealer nor Insurance Agency shall use any advertisements or promotional materials unless a designated principal of Broker/Dealer shall have approved such advertisements and promotional materials prior to their distribution to ensure that they are in compliance with federal and state securities laws and NASD rules. Broker/Dealer shall assume full responsibility for all such advertisements and promotional materials, and all such materials shall be deemed to be Broker/Dealer's materials.

       3.7 MAINTENANCE OF BOOKS AND RECORDS. Broker/Dealer shall maintain books and records relating to transactions in Variable Products in its home office in _________________> Where state insurance law mandates, duplicate books and records relating to the sales of Variable Products may be maintained by Insurance Agency, as stated below in Section 4.6. Such books and records will be deemed books and records of Broker/Dealer and will be readily accessible for examination by the SEC, the NASD, and other self-regulatory organizations of which Broker/Dealer may become a member and other governmental authorities.


                                     ARTICLE 4
                RESPONSIBILITIES AND OBLIGATIONS OF INSURANCE AGENCY

       4.1 ASSOCIATED PERSON. Insurance Agency shall be deemed an associated person of Broker/Dealer within the meaning of Section 3(a)(18) of the 1934 Act.

       4.2 DUAL REPRESENTATIVES. All securities services in connection with the sale of Variable Products will be provided by the Insurance Agency only through the Dual Representatives. Insurance Agency shall ensure that the Dual Representatives will effect securities transactions and provide securities services related to variable insurance products.

       4.3 SUSPENSION. Insurance Agency shall terminate or suspend from all Variable Products activities conducted by Insurance Agency any Dual Representative whom the SEC, the NASD or any other self-regulatory organization bars or suspends from association with Broker/Dealer or any other broker/dealer.

       4.4 UNREGISTERED EMPLOYEES. Insurance Agency shall ensure that its Unregistered Employees shall not: (a) engage in any securities activities; or
(b) receive any compensation based on transactions in securities or the provision of securities advice. Insurance Agency shall further ensure that its Unregistered Employees will not recommend any security, give investment advice with respect to securities, discuss the merits of any security or type of security, or handle any question that might require familiarity with the securities industry. Insurance Agency shall require all Unregistered Employees to refer all Variable Products-related questions to Dual Representatives. Insurance Agency shall further ensure that Unregistered Employees will not handle or maintain customer funds in connection with securities transactions other than providing clerical or ministerial assistance. These obligations concerning Unregistered Employees are included in Broker/Dealer's conduct manual for Unregistered Employees, which will be provided to Unregistered Employees of Insurance Agency, as stated in Sections 3.3 and 4.5, and is attached hereto as Exhibit A.

       4.5 MONITORING UNREGISTERED EMPLOYEES. Insurance Agency shall monitor the activities of its Unregistered Employees, and ensure their compliance with the limitations on their permissible activities as set forth in Broker/Dealer's conduct manual for Unregistered Employees.

       4.6 MAINTENANCE OF BOOKS AND RECORDS. Where state insurance law mandates, duplicates of those books and records maintained by Broker/Dealer relating to the sales of Variable Products will be maintained by Insurance Agency, although such books and records will be deemed books and records will be deemed books and records of Broker/Dealer. Insurance Agency shall ensure that such books and records will be readily accessible for examination by the SEC, and NASD, any other self-regulatory organization of which Broker/Dealer may become a member, and other governmental authorities.


                                     ARTICLE 5
                           PAYMENTS FOR VARIABLE PRODUCTS

       5.1 CUSTOMER CHECKS: HANDLING CUSTOMER FUNDS. Broker/Dealer and Insurance Agency shall take all necessary and appropriate steps to ensure that the following procedures are observed:


       (a) Initial checks and applications for the purchase of Variable Products shall be forwarded by Broker/Dealer by noon of the following business day to the insurance company issuing the Variable Products and shall bear the initials of a principal of the Broker/Dealer indicating that the application has been reviewed by such principal for suitability, completeness and accuracy;

       (b) any subsequent payments will be sent directly by the customer to the insurance company issuing the Variable Products;

       (c) if any checks or applications are received by Broker/Dealer or Insurance Agency, such checks and applications will be forwarded to the insurance company issuing the Variable Products by Broker/Dealer, or its Dual Representatives, by noon of the next business day following such receipt;

       (d) if the insurance company issuing the Variable Products receives customer checks and applications directly, Broker/Dealer shall request from such insurance company copies necessary to make any required suitability determinations; and

       (e)    only Dual Representatives (and no Unregistered Employees) will:
              (i) handle checks routed through Broker/Dealer and Insurance Agency; and (ii) receive or handle customer funds in connection with the sale of Variable Products.

Neither Broker/Dealer, Insurance Agency, nor any of their employees shall cash premium checks, or use any portion of a premium check for a commission, if any, or for any other purpose other than as a premium.

                                     ARTICLE 6
                                    COMPENSATION


       6.1 COMPENSATION. (INSERT COMPENSATION TERMS OR REFER TO SCHEDULE.) Insurance Agency shall pay to Broker/Dealer as compensation for Broker/Dealer's services hereunder one hundred (100) percent of the compensation it receives for the sale of Variable Products, net of any payments made to Dual Representatives, so that such compensation can be included in the revenues of the Broker/Dealer for purposes of complying with applicable laws, rules, regulations, and regulatory policies. Any compensation paid to Dual Representatives for securities transactions shall be determined solely by Broker/Dealer and such payments shall be paid as directed by, and on behalf of, Broker/Dealer and shall be included in the revenues of the Broker/Dealer.


                                     ARTICLE 7
                                 GENERAL PROVISIONS

       7.1 TERM OF AGREEMENT: TERMINATION. This Agreement will become effective as of the Effective Date and will remain in effect for a period of one year, and will automatically continue in effect for one-year periods thereafter. This Agreement may be terminated earlier by agreement in writing by all the parties hereto. After termination takes effect, Insurance Agency shall not hold itself out as being authorized or able to sell Variable Products or as being associated with Broker/Dealer. Furthermore, upon termination of this Agreement, all authorizations, rights, and obligations shall cease except: (a) the agreements contained in Sections 4.6 and 7.10 hereof; and (b) the obligation to settle accounts hereunder.

       7.2 ASSIGNMENT SUCCESSION. This Agreement will not be assignable by any party hereto except that each party may assign its rights (but not its obligations) hereunder to any affiliated company, provided that such company is properly licensed and registered. This Agreement will insure to the benefit of and be binding upon the parties and each of their successors.

       7.3 ENTIRE AGREEMENT: MODIFICATION. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties, and no waiver, modification or change of any of its provisions will be valid unless in writing and signed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

       7.4 WAIVER OF BREACH. Failure of any party to enforce any provision of this Agreement will not constitute a course of conduct or waiver in the future of the right to enforce the same or any other provision.

       7.5 SEVERABILITY: PARTIAL INVALIDITY. The parties to this Agreement desire and intend that the terms and conditions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The parties agree specifically that, if any particular term or condition of this Agreement is adjudicated, or becomes by operation or law, invalid or unenforceable, this Agreement will be deemed amended to delete the portion that is adjudicated, or that becomes by operation of law, invalid or unenforceable, the deletion or reduction to apply only with respect to the operation of the term or condition, and the remainder of the Agreement to remain in full force and effect. A deletion or reduction resulting from any adjudication will apply only with respect to the operation of that term in the particular jurisdiction in which the adjudication is made.

       7.6 NOTICES. Any notice, request, demand or other communication required or permitted hereunder will be in writing and will be delivered in one of the following manners: by personal delivery, which will be effective on the day so delivered; by registered or certified mail, which will be effective three days after mailing; by telecopier, which will be effective when receipt is acknowledged; and by courier guaranteeing next day delivery, which will be effective on the earlier of the second business day after timely delivery to the courier or the day of actual delivery by the courier. All notices to a party will be sent to the following addresses or to such other address or person as such party may designate by notice to each other party hereunder:

              (a)    TO BROKER/DEALER:



              (b)    TO INSURANCE AGENCY:



       7.7 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of (__________) without regard to the conflict of law provisions thereof.

       7.8 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

       7.9 HEADINGS. The headings in the sections of this Agreement are inserted for convenience only and will not constitute a part hereof.

       7.10 COMPLAINTS AND INVESTIGATIONS. The parties will notify each other promptly if either receives any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding with respect to their respective activities or the activities of any Dual Representative. The parties will cooperate fully in investigating any such complaint and in responding to any such proceeding.

              IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                     [Broker/Dealer].


                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------


                                          [Insurance Agency]

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                     EXHIBIT A

                                   CONDUCT MANUAL

                             CONDUCT MANUAL RELATING TO
                      ACTIVITIES OF UNREGISTERED EMPLOYEES OF

                                 [INSURANCE AGENCY]

             IN CONNECTION WITH THE SALE OF VARIABLE INSURANCE PRODUCTS


              Since you are not licensed or qualified to sell variable insurance products ("Variable Products"), you must be very careful not to perform any activities or provide any information to customers that could confuse a customer as to your role in the sale of Variable Products. Under federal and state securities laws, and state insurance laws, only properly licensed registered, and qualified persons may solicit customers or recommend or discuss insurance or investment products with a customer.

              In sum, this means that you should provide only "clerical" and "ministerial" services. The permissible activities for employees of ______________________. ("Insurance Agency") who do not hold all the required securities registrations and insurance licenses (hereinafter "Unregistered Employees") shall be limited to:

              (a) referring prospective customers to an individual who holds all the requisite insurance and securities qualifications (a "Dual Representative");

              (b) arranging an appointment with or taking a message for a Dual Representative if a Dual Representative is absent or unavailable;

              (c) referring telephone calls and other written and oral communications to a Dual Representative; and

              (d) referring all Variable Products-related questions to a Dual Representative.

              When engaging in any of the foregoing permissible activities, Unregistered Employees shall limit his or her discussion of the Variable Products to statements advising customers of the availability of information about the Variable Products from the broker/dealer affiliated with Insurance Agency, i.e., _________________-, and the referral of such customer to a Dual Representative. Such Unregistered Employees shall not offer investment advice, make recommendations, discuss the features, merits, investment options, or suitability of any Variable Product or handle any question that might require familiarity with the securities industry. Such Unregistered Employees shall not handle or maintain customer funds in connection with securities transactions, handle or maintain securities, or have any involvement in securities transactions other than providing clerical or ministerial advice. Nothing in this Conduct Manual shall limit the ability of Insurance Agency or its employees to provide administrative or clerical services to _________________________.

                                     EXHIBIT C

                                    COMPENSATION